Exhibit 10.7

SERVICES AGREEMENT

This Services Agreement (the "Agreement") is made as of the ___ day of June, 2011, by and between Alcobra Ltd., maintaining its principal place of business at 65 Rothschild Blvd, Tel Aviv, Israel (the “Company”) and Dr. Dalia Megiddo, I.D. 050694348 (the “Consultant”).

WHEREAS	The Consultant declares to own the skills and experience necessary to render the Services (as defined therein); and
WHEREAS	The Company wishes to engage the Consultant as an independent contractor to render the Services, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto, intending to be legally bound, have agreed as follows:

1.	General

1.1.	The preamble to this Agreement, including any statement herein and the annexes attached hereto, form an integral part hereof and shall be binding upon the parties.

1.2.	The title headings of the Sections hereof are intended solely for convenience and are not intended and shall not be construed for any other purpose.

2.	Term

This Agreement and the Consultant’s engagement hereunder shall be in effect commencing on May 1st, 2011 (the "Effective Date") and until terminated in accordance with Section 7 below.

3.	The Engagement

3.1.	The Company hereby engages the Consultant and the Consultant hereby agrees to hold herself available exclusively as shall be reasonably required by the Company, during the term of this Agreement, for providing the Company as an independent contractor with consulting services related to pre-clinical, clinical, regulatory and Intellectual Property issues, as shall be requested by the Company from time to time (the "Services").

3.2.	The Consultant shall report and perform other duties as may be assigned to Consultant by the Company's management.

4.	Warrants and Undertakings

4.1.	The Consultant hereby warrants and represents that Consultant: (i) has the required qualifications, experience and know how to perform the Services; (ii) agrees to perform Consultant's duties and responsibilities in rendering the Services with devotion, honesty and fidelity, and to dedicate Consultant's best effort, experience qualifications and abilities in performing such duties to the benefit and satisfaction of the Company and for its success; (iii) does not require the consent of any other person or entity; (iv) shall not utilize during the term of Consultant's engagement any proprietary information of any third party; and (v) shall perform the Services as an independent contractor and there will be no employer – employee relationship between the Company and the Consultant.

4.2.	The Consultant shall devote such necessary time and attention in order to perform the Services and other duties diligently and promptly for the benefit of the Company and shall not undertake or accept, unless authorized by the Company, any other paid or unpaid employment, activity or occupation, or engage in or be associated with, directly or indirectly, any other businesses, duties or pursuits, during or outside such normal business hours, if such may be inimical to the Company's best interests

4.3.	The Consultant may provide the Services through an entity controlled by Consultant, provided however that in such event the Consultant shall continue to personally provide the Services.

5.	Consideration, Fees, Expenses and Taxes

In consideration for the services provided by Consultant to the Company, the Consultant shall be entitled to the sole compensation and other benefits detailed in Annex A.

6.	Confidentiality; Non-Compete and Proprietary Information

The Consultant has signed a confidentiality, non-compete and proprietary information with the Company, a copy of which is attached hereto as Annex B.

7.	Termination

7.1.	Notwithstanding Section 2 above, either party may terminate this Agreement at any time, with or without cause, upon serving the other party a thirty (30) days (the “Notice Period”) prior written notice specifying the effective date of termination (the “Termination Date”).

7.2.	During the Notice Period, the Consultant shall return to the Company all documents, professional literature and equipment belonging to the Company, which may be in Consultant's possession at such time.

7.3.	The Company may terminate this Agreement for Cause (as such term is defined below), with immediate effect. In such case the Company's sole obligation shall be to pay the Consultant any unpaid consideration through the date of termination. For the purpose of this Agreement, the term "Cause" shall mean:

7.3.1.	Conviction of the Consultant of a dishonorable criminal offense;

7.3.2.	The commission by the Consultant of any act involving theft or embezzlement from the Company;

7.3.3.	Actions or omissions of the Consultant which were not made in good faith or were made against the Company's interests; or

7.3.4.	A material breach of this Agreement by the Consultant which was not remedied by the Consultant within 7 (seven) days from receipt of a notice regarding such breach.

8.	Relationship of the Parties

8.1.	In performing Consultant's duties and obligations hereunder, the Consultant shall operate as and has the status of an independent contractor and shall not act as or be an agent or an employee of the Company.

8.2.	The parties do hereby agree and declare that should any court and/or any other authoritative body decide, in contrary to the explicit desire and intention of the parties (especially the Consultant) hereto, that the Consultant is the Company’s employee and thereof entitled to further benefits and/or social right in addition to the consideration set forth herein (Hereinafter: the "Decision"), then – (i) Annex A shall be revised to stipulate that in consideration for the Services, the Consultant shall have been entitled to 60% (sixty percent) of the Monthly Fee (as defined in Annex A); and (ii) all amounts paid to the Consultant in access of this 60% of the Monthly Fee shall be deemed a loan given to the Consultant by the Company bearing the prime interest rate as set by Bank Israel at the date of the Decision, and shall be repaid to the Company immediately upon its written request.

9.	Miscellaneous

9.1.	No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

9.2.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel. The competent courts in Tel Aviv shall have the exclusive jurisdiction over any dispute arising from this Agreement.

9.3.	This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof has been made either party which is not expressly set forth in this Agreement.

9.4.	Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Consultant, Consultant's beneficiaries or legal representatives, except by will or by the laws of descent and distribution and except as set forth in Section 4.3 above, where this Agreement shall inure to the benefit of and be enforceable by the Consultant’s legal personal representative.

9.5.	For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when sent via fax, personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth above or last given by each party to the other, except that notice of change of address shall be effective only upon receipt.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Alcobra Ltd.		Dr. Dalia Megiddo

/s/ Yaron Daniely		/s/ Dalia Megiddo
By:	Yaron Daniely
Title:	Chief Executive Officer

Annex A - Consideration, Fees, Expenses and Taxes

In consideration for Consultant's services and subject to the performance of the Services required to be performed hereunder by the Consultant under the agreement which this Annex A is attached to (the "Agreement"), all terms not defined herein shall have the meaning ascribed to them in the Agreement), the Company shall pay to the Consultant the Monthly Fee (as defined below) and provide Consultant with additional benefits as detailed herein.

1.	Monthly Fee. During the term of the Agreement, the Company shall pay to the Consultant an amount of 10,000 NIS per month, plus any applicable VAT (the “Monthly Fee”).

The Monthly Fee, and any other payment due to Consultant under this Agreement, shall be made against a validly issued invoice by the Consultant, and paid no later than the 15th of each month with respect to the preceding month.

Each party shall bear and pay its own taxes as may be imposed in accordance with any law in connection with any payment or benefit made under the Agreement.

2.	Except as set forth above, the Consultant shall not be entitled to any further payment in connection with the performance of the Services.

Annex B

Confidentiality, Non-Compete and Proprietary Information

Enclosed.

90400\0\318

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